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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
September 11, 2003

GENZYME CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	0-14680 (Commission file number)	06-1047163 (IRS employer identification number)

One Kendall Square, Cambridge, Massachusetts 02139
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
 (617) 252-7500

Item 2. Acquisition or Disposition of Assets

        On September 12, 2003, Genzyme Corporation ("Genzyme") completed the acquisition of SangStat Medical Corporation ("SangStat"), a publicly held Delaware corporation. Pursuant to an Agreement and Plan of Merger dated as of August 4, 2003 among Genzyme, Swift Starboard Corporation, a wholly-owned subsidiary of Genzyme ("Swift Starboard"), and SangStat (the "Merger Agreement"), Swift Starboard conducted a cash tender offer (the "Offer") to purchase all of the outstanding shares of common stock, par value $0.001 per share, including the associated preferred stock purchase rights (together, the "Shares"), of SangStat at a purchase price of $22.50 per Share, without interest thereon. The Offer expired at 12:00 midnight (New York City time) on September 10, 2003. Swift acquired approximately 95% of the outstanding Shares in the Offer. On September 12, 2003, Swift merged into SangStat, with SangStat becoming a wholly-owned subsidiary of Genzyme. In the merger, (1) each outstanding Share (other than Shares owned by Genzyme, Swift or SangStat, or by stockholders, if any, who are entitled to and who properly exercise appraisal rights under Delaware law) was automatically converted into the right to receive $22.50, without interest thereon, (2) all outstanding options to purchase Shares under SangStat's option plans became fully vested and were cancelled in exchange for a cash payment to each option holder equal to the product of (a) the amount, if any, by which $22.50 exceeded the per Share exercise price of such option holder's option and (b) the number of Shares underlying such option holder's options, and (3) an outstanding convertible promissory note in the principal amount of $10 million issued by SangStat (the "Note") became convertible into the merger consideration receivable by a holder of that number of Shares issuable upon conversion of the Note in full immediately prior to the Merger, in accordance with the terms of the Note.

        The aggregate consideration paid (or set aside for payment) for the acquisition of SangStat is approximately $640 million. The amount of consideration per Share was determined through arm's length negotiations between Genzyme and SangStat. To finance the acquisition, Genzyme is using a combination of current cash and borrowing under its credit facility with Fleet National Bank.

        SangStat used its assets in the business of developing, manufacturing and commercializing therapeutic products in immunology, organ and bone marrow transplantation medicine, hematology/oncology and auto-immune disorders. Genzyme intends to continue to employ the assets for similar purposes.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION
Dated: September 23, 2003	By:	/s/ MICHAEL S. WYZGA Michael S. Wyzga Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2	Agreement and Plan of Merger dated as of August 4, 2003 among Genzyme Corporation, Swift Starboard Corporation and SangStat Medical Corporation. Filed as Exhibit 99(d)(1) to the Tender Offer Statement on Schedule TO filed by Genzyme Corporation with the SEC on August 13, 2003 and incorporated herein by reference.

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  Item 2. Acquisition or Disposition of Assets
SIGNATURE
EXHIBIT INDEX